Exhibit 23.1

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation

Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


May 7, 2004


TO WHOM IT MAY CONCERN:

The firm of Armando C. Ibarra, Certified Public Accountant, APC consents to the inclusion of my report on October 28, 2003, on the reviewed financial statements of Hornby International, Inc., as of September 30, 2003, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Armando C. Ibarra, C.P.A.
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ARMANDO C. IBARRA, C.P.A.


                      350 E. Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465